EXHIBIT 10.42

                    HEALTH CARE EXCESS RISK INSURANCE POLICY

                                    SECTION I

                          COMMENCEMENT AND TERMINATION

A. This POLICY replaces all prior insurance policies between the Company and the Named Insured, shall take effect on the EFFECTIVE DATE at 12:01 A.M., E.S.T. at the address of the Named Insured, and shall be in continuous force and effect until terminated. Named Insureds are Pennsylvania HRM, Inc. and Health Risk Management, Inc., its parent.

B. 1. If payment for any premium is not received by the Company from the Named Insured as specified in SECTION IV, this POLICY shall automatically terminate effective at the end of the last day of the last month for which the premium was due and fully paid. If the Company receives the premium by the due date or before the end of the GRACE PERIOD, coverage under this POLICY shall be continuous.

         2. The Named Insured and the Company shall each have the right to terminate this POLICY with or without cause, on any anniversary of the EFFECTIVE DATE of the POLICY, by giving the other party written notice of such intention to terminate at least thirty (30) days in the case of the Insured or ninety (90) days in the case of the Company prior to the anniversary date.

         3. Subject to the United States Bankruptcy Code, this POLICY shall automatically terminate on the date of the Named Insured's INSOLVENCY, as defined in SECTION III, or upon cessation of operations, if earlier. The Named Insured shall give the Company written notice of any such event as soon as the Named Insured is aware that such event will occur or has occurred.

         4. The Company shall have the right to terminate this POLICY by giving thirty (30) days written notice if the Named Insured:

                  a. is acquired by, comes under control of, or is merged with, any other company, corporation, or foundation; or

                  b. undergoes a material change in existing senior management or service contracts relevant to the covered business, as determined by the Company.

                  c. Termination of this POLICY shall not terminate the rights or liabilities of either the Named Insured or the Company arising during any period when this insurance policy was in force and effect, provided that nothing herein shall be construed to extend the Company's liability for reimbursements under this POLICY for any LOSS incurred by the Named Insured on or after the date of termination of this POLICY.

                                   SECTION II

                               INSURANCE COVERAGE

A. The insurance coverage to be provided under this POLICY shall be defined as follows:

         For aggregate of claims during a POLICY YEAR exceeding 100% of EXPECTED CLAIMS, the Company agrees to pay 100% of the difference between actual LOSS covered by this POLICY and EXPECTED CLAIMS.

B. The business covered by this POLICY is limited to HRM's contract with OXFORD covering its Pennsylvania Medicaid contract.

                                   SECTION III

                                   DEFINITIONS

A. POLICY YEAR shall mean the period beginning on the EFFECTIVE DATE and ending January 1, 1999, and each year thereafter from January 1st through January 1st of each year, except that it shall not continue past the termination date of this POLICY.

B. COVERED CHARGES shall mean the amounts paid by the Named Insured for COVERED SERVICES, but not to exceed any amount(s) due under contracts with providers by OXFORD HEALTH PLANS (PA), INC. (OXFORD) or the Named Insured.

C. EXPECTED CLAIMS is defined as an amount equal to 85% of the total OXFORD DIRECT WRITTEN PREMIUM received by OXFORD pursuant to its HealthChoices Physical Health Agreement with the Commonwealth of Pennsylvania, attached as Exhibit 1, and as amended from time to time.

D.       COVERED  SERVICES are defined as those  health care  services for which
         the   INSURED  is   obligated   to  pay  under   OXFORD'S   above-named
         HealthChoices Physical Health Agreement.

E. EFFECTIVE DATE shall be April 13, 1998 and January 1st of any subsequent POLICY YEAR.

F.       INSOLVENT or INSOLVENCY shall mean:

         1. The entry by a court of competent jurisdiction of an order approving a petition seeking reorganization, readjustment, arrangement, composition, or similar relief as to either party under the applicable bankruptcy laws or any other similar, applicable law or statute of the United States of America or any state thereof; or

         2. The appointment by such a court having competent jurisdiction of a receiver or receivers, or trustee or trustees, or liquidator or liquidators of either party or of all or any substantial part of its property upon the application of any creditor or other party entitled to so apply in any insolvency or bankruptcy proceeding or other creditor's suit; or

         3. The adjudication, not stayed, discharged, rescinded or reversed, of either party within sixty (60) days of the order adjudicating either party as bankrupt by a court of competent jurisdiction.

         4.       The date of insolvency  shall be the date the court enters the
                  order  of  such  reorganization,   readjustment,   arrangement
                  composition, or similar relief.

G. LOSS shall mean only amount(s) that are incurred while this POLICY is in effect and paid by the Named Insured within the POLICY YEAR or within eighteen (18) months following the end of the POLICY YEAR in which they are incurred, for treatment and services afforded under the HealthChoices Physical Health Agreement covered by this POLICY, net of any coordination of benefits, savings, or recoveries from a third party. A LOSS shall be deemed incurred on the date on which the Member receives the service or treatment. Date of payment is evidenced by the date of the check issued in payment of such service or treatment.

H. POLICY means this complete insurance document consisting of the policy forms, declarations page, all endorsements and/or attachments.

I. OXFORD DIRECT WRITTEN PREMIUM means direct written premium received by OXFORD from the Commonwealth of Pennsylvania under the HealthChoices Physical Health Agreement for its Pennsylvania Medicaid business for coverage on and after the EFFECTIVE DATE.

J.       GRACE PERIOD shall be that period of time which begins on the fifteenth
         (15th) day of each month and extends through the last day of that same month.

                                   SECTION IV

                            PREMIUMS AND REMITTANCES

A. The premium for the insurance coverage provided by the Company under this POLICY shall be:

         1.       an amount equal to 1.62% of the OXFORD DIRECT WRITTEN PREMIUM,

         2. a contingent premium of an amount equal to 100% of LOSSES between 100% and 106% of EXPECTED CLAIMS, and 10% of LOSSES above 106% of EXPECTED CLAIMS.

B. Premiums shall be payable monthly and shall be based on 1) 1.62% of the capitated premium received in that month which includes reconciliation of the prior months' premium, 2) 1.62% of an estimate of the maternity payments for the month, and 3) 1.62% of the difference between the prior month estimated maternity payments and the actual payments received in the prior month.

C. Premiums shall be payable to the Company by the fifteenth (15th) day of the month for which they are due.

D. The Insured shall have the GRACE PERIOD for paying the premium, without interest, if:

         1.       Insured  fails to pay the premium when due; and

         2.       Insured has not given written notice to end the POLICY.

         If the insured fails to pay the premium by the last day of the GRACE PERIOD, the POLICY shall terminate at the end of the last day of the last month for which the premium was paid.

E. If a written request is received by the Company from the Named Insured in advance of the last day of the GRACE PERIOD, the Company may, at its sole option, choose to extend the date due.

F. The premium payment by the Named Insured to the Company shall be accompanied by a statement, signed by an authorized official of the Named Insured, in which the number of enrolled and eligible Members for the current month and prior month reconciliations or adjustments is given.

G. The Company shall have the right to change the premium at the end of the first POLICY YEAR of this insurance POLICY, or at the beginning of any POLICY YEAR thereafter, provided that at least ninety days (90) prior written notice has been given by the Company to the Named Insured.

H.       Upon  receiving  notice,  in compliance  with and as defined in SECTION
         VII. C., of a material change in the HealthChoices Physical Health Agreement between OXFORD and the Commonwealth of Pennsylvania, the Company may elect to exclude the modification of the HealthChoices Physical Health Agreement between OXFORD and the Commonwealth of Pennsylvania from insurance coverage or charge an additional premium to include the modification. The Company shall not be liable for any modification of coverage of the HealthChoices Physical Health Agreement between OXFORD and the Commonwealth of Pennsylvania in the event the Named Insured fails to properly notify the Company pursuant to SECTION
         VII. C.

I. The Company or the Named Insured may offset any balance, whether on account of premium, commission, claims or losses, adjustment expense, salvage, or otherwise, due from one party to the other under this Agreement or under any other agreement heretofore or hereafter entered into between the Company and the Named Insured.

                                    SECTION V

                                 PROFIT SHARING

A. The Named Insured and the Company shall determine 24 months following the end of each POLICY YEAR, the profit arising from the covered business contract during the POLICY YEAR.

B. The Company will receive as profit sharing, 20% of the amount by which actual claims incurred, including insurance costs, for the POLICY YEAR reviewed are below 80% of OXFORD DIRECT WRITTEN PREMIUM.

                                   SECTION VI

                                NOTICE OF CLAIMS

The Named Insured shall notify the Company immediately when actual claims, including incurred but not reported reserves, exceed the EXPECTED CLAIMS.

                                   SECTION VII

                           REPORTS, RECORDS AND AUDITS

A. Within thirty (30) days following the end of each calendar month during the term of the POLICY, the Named Insured shall prepare and forward to the Company the following reports in a format acceptable to the
         Company:

         1.       These reports shall include:

                  a. Current month's premium adjusted for any changes to previous periods;

                  b.       Number of covered members under each member category;

                  c.       Paid Claims during the month.

                  d.       Expenses  (itemized  and  including   Manager's  fee,
                           commissions,    incentives    and    the    Company's
                           compensation);

                  e. Claims and claim adjustment expenses paid (net of subrogation and cash calls received);

                  f.       Current claims under subrogation

         2. A monthly reporting of claims in excess of $125,000 in a format acceptable to the Company.

         3. The recommended outstanding claims reserves and applicable incurred but not reported claim reserves as of the end of the calendar month.

B. Annually, the Named Insured shall furnish the Company such information as the Company may require to complete its Annual Statement.

C. The Named Insured shall report to the Company within five days (5) of receipt of notification to the Named Insured any material changes or modifications in any covered benefits under the HealthChoices Physical Health Agreement so that the Company can evaluate the need for any changes in this POLICY. No coverage change shall be made to this POLICY and/or required until actual notice is received by the Company and approved by the Company as provided in this POLICY, which approval shall not be unreasonably withheld.

D. The Named Insured's books and records, to the extent permitted by law, shall be made available to the Company for inspection and audit at any time during normal business hours during the time this insurance is in effect. The Named Insured's books and records shall be maintained and preserved for a period of six (6) years by the Named Insured.

E. All information disclosed to the Company by the Named Insured, or to the Named Insured by the Company, either in the course of conducting negotiations or as the result of complying with the terms and conditions of this POLICY, shall be considered to be privileged and confidential information by both the Named Insured and the Company and shall not be disclosed without written consent of the other and which consent will not be unreasonably withheld.

F. The submission of this POLICY or other information related thereto to any Department of Insurance of any state, federal agency, or court having jurisdiction over the matter and having a legal right to the information shall not be a violation of this SECTION. The Named Insured and the Company shall make every effort to advise the other party in advance of such submission.

G. The Named Insured warrants and represents that to the best of its knowledge all reports, books, records, and other financial or other information furnished to the Company are true and correct in all material respects.

H. In no event, however, shall the Company be liable to the Named Insured for any claims or losses reinsured hereunder if such claims or losses are not reported to the Company by the end of the eighteen months (18) following the end of the POLICY YEAR in which such claims or losses were incurred.

                                  SECTION VIII

                                   ARBITRATION

A. Either party may request arbitrator to resolve disputes under this POLICY. Each party shall choose an arbitrator. Those arbitrators shall choose a third. If either party refuses or neglects to appoint an arbitrator within sixty (60) days after the receipt of written notice from the other party requesting it to do so, the requesting party may nominate two arbitrators who shall choose the third. Each party shall submit its case to the arbitrators within sixty (60) days of the appointment of the arbitrators.

B. The arbitrators shall consider this POLICY a legal obligation, and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of a majority of the arbitrators shall be final and binding on both the Named Insured and the Company. Each party shall bear the cost of their chosen arbitrator separately, and the cost associated with the arbitration proceeding itself shall be borne equally by both parties, unless the arbitrators decide otherwise. Any such arbitration shall take place in the State of Minnesota, unless some other location is mutually agreed upon by the Named Insured and the Company.

C. If any dispute shall arise between the Named Insured and the Company with reference to the interpretation of this POLICY, the breach thereof, or their rights with respect to any transaction involved, the dispute shall be referred in conformance with Section VIII to three (3) arbitrators, one to be chosen by each party and the third by the two so chosen. Any disputes relating to SECTION I. C. shall not be subject to arbitration as described in this section.

                                   SECTION IX

                                   INSOLVENCY

In the event of termination of this POLICY due to the Insolvency of the Named Insured, the following rule shall apply to each claim or LOSS incurred prior to the date of termination.

A. The liquidator, receiver, conservator, or statutory successor of the Named Insured shall give written notice to the Company of the pendency of each claim or LOSS under the POLICY which may involve the insurance covered by this POLICY, within a reasonable time after such claim or LOSS is filed in the conservation or liquidation proceeding or in the receivership. The Company shall have the right to investigate any such claim or LOSS during its pendency and to interpose, at the Company's own expense, in the proceeding where that claim or LOSS is to be adjudicated, any defense(s) it may deem available to the Named Insured, or to the Named Insured's liquidator, receiver, conservator, or statutory successor. Any such expense incurred by the Company shall be chargeable, subject to court approval, against the Named Insured as part of the expense of conservation or liquidation, to the extent of a pro rata share of the benefit which may accrue to the Named Insured as a result of the defense undertaken by the Company.

         Where two (2) or more companies are involved in the same claim and a majority in interest elect to interpose defense(s) to that claim, the expense shall be apportioned in accordance with the terms of the insurance POLICY as though that expense had been incurred by the Named Insured.

         The provisions of this section shall not preclude the Company from asserting any excuse or defense to payment of this insurance other than the excuses or defenses of the insolvency of the Named Insured and the failure of the Named Insured's liquidator, receiver, conservator, or statutory successor to pay all or a portion of any claim.

B. Notice of the Named Insured's date of INSOLVENCY, or date of cessation of operations, shall be communicated to the Company by the Named Insured at the earliest possible time.

C. The Named Insured shall notify the Company of the pendency of any action which may lead to INSOLVENCY or any intentions the organization may have of ceasing operation. Any time after this notification and prior to the court having named a successor organization, the Company shall have the first option of entering into an agreement to conserve the Named Insured. Such agreement may include purchase, sale or management of the Named Insured.


                                    SECTION X

                            LIMITATIONS OF INSURANCE

A. The Company's liability to provide reimbursement of claims to the Named Insured pursuant to this POLICY shall not exceed, in any event, the limits of coverage stated in SECTION II.

B. The Named Insured is solely responsible for paying for all services pursuant to the HealthChoices Physical Health Agreement.

C. This POLICY does not provide reimbursement for claim expenses or salaries paid to employees of the Named Insured.

D. The Company shall not have any responsibility or obligation to provide any direct services or expenses to the Named Insured.

E. This is a POLICY of insurance solely between the Company and the Named Insured. Nothing in this POLICY shall create any other right or legal contractual relationship between the Company and any Additional Insured under this POLICY. This POLICY may not be assigned without the written consent of the Company, which consent will not be unreasonably withheld.

F. The Company shall not be liable to the Named Insured, and the Named Insured shall hold harmless and indemnify the Company, for any of the following:

         1. Professional liability or liability for any act or omission, tortious or otherwise, in connection with any services rendered to any person or persons by the Named Insured, or any group, entity, or person employed by or under contract with the Named Insured;

         2. Liability assumed by the Named Insured in excess of the HealthChoices Physical Health Agreement between OXFORD and the Commonwealth of Pennsylvania, including liability under any contract other than the HealthChoices Physical Health Agreement between OXFORD and the Commonwealth of Pennsylvania;

         3. Expenses or LOSSES which the Named Insured has paid as settlement, whereby the Named Insured is released by any person or entity from the Named Insured's legal liability except for COVERED CHARGES under the HealthChoices Physical Health Agreement;

         4. Any liability, claim, or expense caused or contributed to by war, hostilities (whether war is declared or not), invasion, or civil war;

         5. Any liability, claim or expense caused by any unlawful participation or actions by the Named Insured in riot or civil disturbance;

         6. Liability as a result of sickness or accidental injury not specifically covered by the HealthChoices Physical Health Agreement, unless notice has been provided in accordance with
                  SECTION II. C. and the Company has specifically agreed in writing to provide coverage for such LOSS; or

         7. Damages, actions, or claims made against the Company and caused by the Named Insured's acts or omissions.

G. The Company shall not be held liable for the Named Insured's expenses and LOSSES which are due to any noncompliance with or violation or any federal or state statue, rule, or regulation.

H. The Company shall not be held liable for any amount paid by the Named Insured for punitive or exemplary damages, or any other extra contractual damages awarded to or against the Named Insured arising out of the conduct of the Named Insured's investigation, trial, or settlement of any claim, or failure to pay or delay in payment of any benefits under its policy(ies), or any statutory penalty imposed upon the Named Insured on account of any unfair trade practice or any unfair claim practice.

J. The insurance coverage to be provided by this POLICY does not cover any LOSS for which the Named Insured is not fully at risk according to the attached agreement between the Named Insured and OXFORD.

                                   SECTION XI

                               GENERAL PROVISIONS

A. This POLICY shall not be assignable without the express prior written consent of the other party which consent shall not be unreasonably withheld.

B. The Named Insured is solely responsible for the administration of all COVERED SERVICES and for payment of all COVERED CHARGES. The Company shall not have any responsibility or obligation to provide any service or payment directly or indirectly of COVERED CHARGES. The insurance coverage provided herein is payable solely to the Named Insured, except as amended by endorsement.

C. If any payment is made by the Company under this POLICY, the Company shall be subrogated to the Named Insured's legal right to recover such payment against any person or organization, and the Named Insured shall execute and deliver instruments and do whatever is necessary to preserve and secure such legal right. Any recovery made by the Named Insured shall be reimbursed to the Company to the extent the Named Insured has included payments to be considered under this POLICY.

D. This POLICY, including endorsements and attachments, if any, constitutes the entire contract of insurance. No change in this POLICY shall be valid until approved in writing by an authorized representative of the Company and unless such written approval is endorsed hereon or attached hereto.

In witness  whereof,  the  Kentucky  Medical  Insurance  Company has caused this
policy  to  be  signed  by  its  President  and  Authorized   Representative  at
Louisville, Kentucky.




/s/ Richard F. Kench                                /s/ Paul R. Stuhmer
President                                           Authorized Representative